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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-77132 of IGEN International, Inc. on Form S-8 of our reports dated May 9, 1997, appearing in and being incorporated by reference in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1997.

DELOITTE & TOUCHE, LLP

Washington, DC
July 11, 1997

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